Exhibit 21


                     SUBSIDIARIES OF WATKINS-JOHNSON COMPANY



                                                                Jurisdiction of
Subsidiary                                                      Incorporation
--------------------------------------------------------------- ----------------

WJ Semiconductor Equipment Group, Inc.                          California

WJ Telecommunications Group, Inc.                               California

WJ Wireless Products Group, Inc.                                California

Watkins-Johnson FSC                                             Guam

Watkins-Johnson International                                   California

Watkins-Johnson International Japan, K.K.                       Japan

Watkins-Johnson International Korea, Limited                    Korea

Watkins-Johnson International Singapore PTE, Limited            Singapore

Watkins-Johnson International Taiwan                            Taiwan

Watkins-Johnson Europe, Limited                                 United Kingdom

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